                                                                    Exhibit 3.27
                            ARTICLES OF INCORPORATION

                                       OF

                     NATIONAL STEEL AND SHIPBUILDING COMPANY

                FIRST: The name of this corporation is

                    NATIONAL STEEL AND SHIPBUILDING COMPANY.

                SECOND: Its principal office in the State of Nevada is located at No. 206 North Virginia Street, in the City of Reno, County of Washoe. The name and address of its resident agent will be The Corporation Trust Company of Nevada, No. 206 North Virginia Street, Reno, Nevada.

                THIRD: The nature of the business or objects or purposes to be transacted, promoted or carried on by the corporation are:

                (a) To build, equip, operate, maintain, buy, sell, deal in and with, own, charter and otherwise dispose of ships, vessels and boats of every nature and kind whatsoever, together with all materials, articles, tools, machinery and appliances entering into or suitable and convenient for the construction, maintenance, repair or equipment thereof, together with engines, boilers, machinery, appurtenances, tackle, apparel and furniture of all kinds; to buy, lease or otherwise acquire, construct, maintain and operate wharves, piers, docks, ship yards and warehouses; to construct and maintain graving and other docks and other conveniences for the building, maintaining, repairing or docking of ships and other vessels, and to aid in or contribute to the construction of any such works; to buy or otherwise acquire ships and vessels, complete or not complete, sound or out of repair, for the purpose of improving, reselling, chartering or otherwise making a profit out of the same.

                (b) To buy, sell, manufacture, fabricate, erect and otherwise deal in or with all kinds, forms, and combinations of steel, iron, or other metals, or any of them, and in the products of iron, steel, or other metals, or any of them, or in which steel, iron, or any other metal forms a part or is related, including tools, machinery, equipment, buildings, kilns, bridges, docks and other structures, and to transact a general steel manufacturing, fabricating, foundry, jobbing, machining, machinery, and supply business, and to do any and all things incidental thereto and necessary, suitable or convenient in connection therewith.

                (c) To carry on the business of builders and contractors for the purpose of building, erecting, altering, repairing or doing any other work in connection with any and all classes of building and improvements of any kind and nature, whatsoever, including the building, rebuilding, alteration, repairing or improvement of houses, factories, schools, and other buildings, works or erections of every kind and description, whatsoever, including the locating, laying out and constructing of ships, pipe lines, roads, avenues, docks, sewers, bridges, dams, wells, walls, canals, railroads or street railways, power plants and generally in all classes of buildings, erections and works, both public and private, or integral parts thereof, and to perform engineering and architectural works, including the preparation of plans and specifications, and expert work as acting and consulting and superintending engineers and architects and generally to do and perform such and all works as builders and contractors and with that end in view to solicit, obtain, make, perform and carry out contracts covering the building and contracting business and the work connected therewith.

                (d) To manufacture, buy, sell and deal in any and all kinds of construction, engineering, building, shipbuilding and ship repair materials, tools, implements, accessories, equipment and supplies of every description, and to erect, or acquire by purchase, lease or otherwise, ship yards, manufactories, kilns, foundries and buildings; to establish and maintain and operate ship yards, manufactories, kilns, foundries, warehouses, agencies, and



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depots for manufacturing, fabricating, treating and storing its products, and for their sale and distribution, and to transport, or cause the same to be transported, as articles of commerce, and to do any and all things incidental thereto and necessary and proper to be done in connection with its business as aforesaid.

                (e) To manufacture, purchase, or otherwise acquire, goods, wares, merchandise, and personal property of every class and description, and to hold, own, sell or otherwise dispose of, trade, deal in and deal with the same, and in general, to engage in any manufacturing business of any kind and character whatsoever.

                (f) To enter into, make, perform and carry out contracts of every sort and kind which may be necessary or convenient for the business of this corporation with any person, firm, corporation, private, public or municipal, body politic, any state, territory or municipality of the United States or any foreign government, colony or body politic.

                (g) To acquire by purchase, subscription or otherwise hold, mortgage, pledge, sell, assign, transfer, exchange or otherwise dispose of shares of the stock, or voting trust certificates for shares of the stock of, or any bonds or other securities, evidences of indebtedness or obligations created by, any other corporation or corporations organized under the laws of the State of Nevada or of any other state, or of any country, nation or government, and to pay therefor, in whole or in part, with cash or other property or with shares, bonds or other obligations of this corporation, and, while the owner or holder of any such shares, or voting trust certificates for shares, or bonds or other securities or evidences of indebtedness, or obligations of any such other corporation or corporations, to possess and exercise in respect thereof all the powers, rights and privileges of ownership, including the right to vote thereon and to consent in respect thereof for any and all purposes.

                (h) To act as financial, commercial or general agent, other than fiscal or transfer agent, factor or representative, of individuals, partnerships, trustees, associations,



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

joint stock companies, corporations or syndicates, and as such to develop and extend their business and to aid in any of their lawful enterprises, in so far as a corporation organized under the laws of the State of Nevada may lawfully do so; and to the same extent, to manufacture, buy or otherwise acquire, sell or otherwise dispose of, import, export, distribute and deal in, either as principal or agent, goods, wares and merchandise of every kind and description.

                (i) To promote, aid and assist, financially or otherwise, corporations, copartnerships, joint stock companies, syndicates, trustees, associations, and individuals to the extent legally permissible to a corporation organized under the laws of the State of Nevada; and to a like extent to endorse or underwrite the shares, bonds, debentures, notes, securities or other obligations or undertakings of any corporation, copartnership, joint stock company, association, syndicate, trustee, or individual, and to guarantee the payment of any dividends on shares, or the principal or interest upon bonds, notes, debentures or other obligations, of, or the performance of any contracts by, any corporation, copartnership, joint stock company, association, syndicate, trustee or individual.

                (j) To adopt, apply for, obtain, register, purchase, lease or otherwise acquire, and to maintain, protect, hold, use, own, exercise, develop, operate and introduce, and to sell, grant licenses or other rights in respect of, assign, or otherwise dispose of or turn to account any trademarks, trade names, patents, patent rights, copyrights and distinctive marks and rights analogous thereto, and inventions, improvements, processes, formulae, and the like, including such thereof as may be covered by, used in connection with, or secured or received under, letters patent of the United States of America or elsewhere, which may be deemed capable of use in connection with the business of this corporation, and to acquire, use, exercise or otherwise turn to account licenses in respect of any such trademarks, trade



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names, patents, patent rights, copyrights, inventions, improvements, processes, formulae, and the like.

                (k) To purchase, lease as lessee, take in exchange or otherwise acquire and to own, hold, develop, operate, sell, assign, transfer, convey, exchange, lease as lessor, mortgage, pledge or otherwise dispose of and encumber, real and personal property of every class and description, and rights and privileges therein, in the State of Nevada, and in any or all other states, territories, districts, possessions, colonies and dependencies of the United States of America, and in any or all foreign countries, which may be suitable or convenient in connection with the business of this corporation.

                (l) To acquire all or any part of the good will, rights, assets and business of any person, firm, association or corporation heretofore or hereafter engaged in any business, in whole or in part, similar to the business of this corporation, and to hold, utilize and in any manner dispose of, the whole or any part of the right and assets so acquired, and to conduct in any lawful manner the whole or any part of the business thus acquired.

                (m) To borrow or raise moneys for any of the purposes of this corporation without limit as to amount, and, from time to time, to issue bonds, debentures, notes or other obligations, secured or unsecured, of this corporation for moneys so borrowed, or in payment for property acquired, or for any of the other objects or purposes of this corporation or in connection with its business; to secure such bonds, debentures, notes and other obligations by mortgage or mortgages, or deed or deeds of trust, or pledge or other lien upon any or all of the property, rights, privileges or franchises of this corporation, wheresoever situated, acquired or to be acquired, and to pledge, sell or otherwise dispose of any or all of such bonds, debentures, notes and other obligations of this corporation for its corporate purposes.

                (n) To promote or to aid in any manner financially or otherwise any other corporations or associations and for this purpose to guarantee or to become surety upon the



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contracts, dividends, stocks, bonds, notes, and other obligations of such other corporations or associations, and to do any other acts or things designed to protect, preserve, improve, or enhance the value of the stocks, bonds, or other evidences of indebtedness or securities of such other corporations.

                (o) To join and become a party to, and to participate in, any plan or agreement for the reorganization of, or the readjustment of the capital structure of, or for the composition of the creditors of, any other corporation, shares of which, or voting trust certificates for the shares of which, or bonds or other securities or evidences of indebtedness or obligations created by which, this corporation may own, hold or be possessed of, or entitled to a beneficial interest in, and to possess, exercise, and enjoy any and all rights, powers and privileges, for any purpose under the terms of such plan or agreement, to the same extent that an individual would be entitled to do.

                (p) To guarantee the payment of dividends upon, or any sinking fund payments in respect of, any shares, or the payment of the principal of, or interest on, or sinking fund payments in respect of, any bonds or other securities or evidences of indebtedness, or the performance of any contract, of any other corporation or corporations in so far as, and to the extent that, a guaranty in respect thereof by this corporation may be permitted by law.

                (q) In connection with the purchase, lease or other acquisition by this corporation of any property of whatsoever nature, to pay therefor in cash or property or to issue in exchange therefor shares, bonds or other securities or evidences of indebtedness of this corporation, and to assume in connection with any such acquisition any liabilities of any person, association or corporation.

                (r) To carry out all or any part of the foregoing objects and purposes as principal, agent, contractor or otherwise, either alone or in conjunction with any person, firm,



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association or other corporation, and to become a joint venturer or partner with any other person, firm or corporation, and in any part of the world; and in carrying on its business and for the purpose of attaining or furthering any of its objects or purposes, to make and perform such contracts of any kind and description, to do such acts and things, and to exercise any and all such powers, as a natural person could lawfully make, perform, do or exercise, provided that the same be not inconsistent with the laws of the State of Nevada.

                (s) To conduct its business in any or all of its branches in the State of Nevada and in any or all other states, territories, possessions, colonies and dependencies of the United States of America, and in the District of Columbia, and in any or all foreign countries, and to have one or more offices within and outside the State of Nevada.

                (t) To do any and all things necessary, suitable, convenient or proper for, or in connection with, or incidental to, the accomplishment of any of the purposes or attainment of any one or more of the objects herein ennumerated, or designed directly or indirectly to promote the interests of this corporation, or to enhance the value of any of its properties; and in general to do any and all things and exercise any and all powers which it may now or hereafter be lawful for the corporation to do or to exercise under the laws of the State of Nevada that may now or hereafter be applicable to the corporation.

                (u) The business or purpose of this corporation is, from time to time and at any time, to do one or more of the acts and things herein set forth, and to have all the powers, rights and privileges now or hereafter conferred by the laws of the State of Nevada upon corporations organized under the laws of Nevada authorizing the formation of corporations; providing, however, that nothing herein contained shall be deemed to authorize this corporation to construct, hold, maintain or operate in Nevada urban railroads, or interurban or street railways or telephone lines, or to carry on within said state, the business of a gas,



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electric, steam, heat or power company, or to carry on within said state any other public utility business.

                (v) The objects specified herein shall, except as otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of these articles. The objects, purposes and powers specified in each of the clauses or paragraphs in these articles of incorporation shall be regarded as independent objects, purposes or powers.

                The foregoing shall be construed as objects and powers, and the enumeration thereof shall not be held to limit or restrict in any manner the powers now or hereafter conferred on this corporation by the laws of the State of Nevada.

                FOURTH: The corporation is authorized to issue only one class of shares of stock. The total authorized capital stock of the corporation is $100,000, to consist of 10,000 shares of the par value of $10 each.

                After such time as there shall be issued and outstanding stock of the corporation, upon the sale for cash of any new stock of the corporation, every stockholder of the corporation shall have the right to purchase all or any part of his pro rata share of such new stock at the price at which it is offered or to be offered to others, provided, however, that in the event that one or more of such stockholders shall fail, refuse or otherwise omit to purchase all or any part of his or their pro rata share of such new stock within 20 days from the date such pro rata share of new stock is offered to him or them, any stockholder or stockholders desiring to purchase such new stock shall have the right to purchase all or any part of his or their pro rata share of the new stock not so purchased by the other stockholder or stockholders in addition to shares to which he or they shall otherwise be entitled to purchase pursuant to this Article FOURTH of these articles of incorporation. Any shares of such new stock not purchased by such other stockholders within 10 days after having been




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offered to them may be offered for sale to others who are not stockholders of the corporation. The provisions of this Article FOURTH with respect to the pre-emptive rights of stockholders may be waived by the written consent of the holders of all of the outstanding shares of the corporation.

                FIFTH: The members of the governing board shall be known as "directors" and the number thereof shall be not less than three nor more than fifteen, the exact number to be fixed by the by-laws of the corporation; provided, that the number so fixed by the by-laws may be increased or decreased within the limit above specified from time to time by the by-laws.

        The names and post office addresses of the first board of directors are as follows:

               Names                                      Addresses
               -----                                      ---------

        Thomas M. Lacey                            111 Sutter St., San Francisco, Calif.
        Arthur L. Brown                            111 Sutter St., San Francisco, Calif.
        Dick I. Oberholtzer                        111 Sutter St., San Francisco, Calif.

                SIXTH: The capital stock, after the amount of the subscription price has been paid in, shall be subject to no further assessment to pay debts of the corporation.

                SEVENTH: The names and post office addresses of each of the incorporators signing the articles of incorporation are as follows:

               Names                                      Addresses
               -----                                      ---------

        Thomas M. Lacey                            111 Sutter St., San Francisco, Calif.
        Arthur L. Brown                            111 Sutter St., San Francisco, Calif.
        Dick I. Oberholtzer                        111 Sutter St., San Francisco, Calif.

                EIGHTH: This corporation is to have perpetual existence.

                NINTH: In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:



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                (a)     To fix the amount to be reserved as working capital over
and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

                (b) From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the original or duplicate stock ledger) or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.

                (c) If the by-laws so provide, to designate three or more of its number to constitute an executive committee, which committee, for the time being, as provided in said resolution or in the by-laws of this corporation, shall have and may exercise any or all of the powers of the board of directors in the management of the business and affairs of this corporation, other than the power to declare dividends, and shall have power to authorize the seal of this corporation to be affixed to all papers which may require it.

                This corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statutes.

                TENTH: Meetings of stockholders may be held outside of the State of Nevada, if the by-laws so provide. The books of this corporation may be kept (subject to the provisions of the statutes) outside of the State of Nevada at such places as may be from time to time designated by the board of directors or in the by-laws of the corporation.

                ELEVENTH: At all elections of directors, each stockholder at the time entitled to vote shall have the right of cumulative voting, that is, each stockholder shall be entitled to as many votes as shall equal the number of his voting shares of stock, multiplied



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by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

                TWELFTH: The original by-laws of the corporation may be adopted by the stockholders or the directors. Thereafter any and all by-laws may be made, adopted, amended, altered or repealed only by the vote or written consent of stockholders entitled to exercise at least two-thirds (2/3) of the voting power of the corporation.

                THIRTEENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute or by these articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, that Article ELEVENTH of these articles of incorporation shall not be amended or repealed if the holders of the number of shares equal to the quotient arrived at when the total number of outstanding shares of the corporation is divided by one plus the authorized number of directors either vote against the proposed amendment or repeal of said Article ELEVENTH or refuse, decline, fail or otherwise omit to consent in writing to the proposed amendment or repeal thereof, and provided further, however, that Article TWELFTH of these articles of incorporation may be amended, altered or repealed only by the vote or written consent of stockholders entitled to exercise at least two-thirds (2/3) of the voting power of the corporation.

                WE, THE UNDERSIGNED, being all of the original incorporators hereinbefore named for the purpose of forming a corporation under the laws of the State of Nevada and in pursuance of the General Corporation Law of the State of Nevada, being Chapter 78, Title 7 revised Statutes of Nevada, and the acts amendatory thereof and



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supplemental thereto, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true.

                IN WITNESS WHEREOF, we accordingly have hereunto set our hands this 9th day of November, A.D. 1959.

                                          /s/ Thomas M. Lacey
                                          _____________________________________
                                          Thomas M. Lacey

                                          /s/ Arthur L. Brown
                                          _____________________________________
                                          Arthur L. Brown

                                          /s/ Dick I. Oberholtzer
                                          _____________________________________
                                          Dick I. Oberholtzer


STATE OF CALIFORNIA                         )
                                            ) ss:
CITY AND COUNTY OF SAN FRANCISCO            )

        On this __ day of November, 1959, before me Abby E. Wigney, a Notary Public in and for the City and County and State aforesaid, personally appeared THOMAS M. LACEY, ARTHUR L. BROWN and DICK L. OBERHOLTZER, known to me to be the persons described in and who executed the foregoing instrument, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          /s/ Abby E. Wigney
                                          _____________________________________
                                          Notary Public in and for the City and
                                              County of San Francisco, State of
                                                                     California




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